                                                                 Exhibit 10.44.1

                                  June 3, 2003


Mr. Pierre Monahan
184, Deschamps
Repentigny, Quebec
J6A 2X9

Dear Pierre:

         As a result of the recent Pension Integration for all Canadian Salaried Personnel, there is a need to amend your offer letter and employment agreement. The first paragraph of the section titled "Retirement Plan, Welfare Plans and Other Benefits" of your offer letter dated July 19, 2001, is hereby amended as follows (changes are italicized):

         "As of the Effective Date, you would be eligible to participate in the retirement plan and benefit plans provided by Bowater Canada Division to similarly situated executive employees, in effect and as modified from time to time. For benefits administration purposes, your entire service with AFP and its predecessor would be recognized. Your retirement benefits would be computed based upon the present terms of the AFP supplemental plan for all credited service earned through December 31, 2002. For all credited service earned after January 1, 2003, your retirement benefits would be computed in accordance with the new provisions described in a memorandum dated February 10, 2003, entitled "Pension Plan Redesign" except that the entire amount of the annual incentive awards you receive would continue to be treated as pensionable income for all credited service under the applicable supplemental plan."

         Similarly, Section 5(d) of your employment agreement dated September 24, 2001, is hereby amended as follows (changes are italicized):

         "Retirement Benefits. The Executive's retirement benefits shall be computed based upon the terms of the AFP supplemental pension plan as in effect on the date hereof for all credited service earned through December 31, 2002. For all credited service earned after January 1, 2003 retirement benefits would be computed in accordance with the new provisions described in a memorandum dated February 10, 2003, entitled "Pension Plan Redesign" except that the entire amount of the annual incentive awards would continue to be treated as pensionable income for all credited service under the applicable supplemental plan."

         Would you please signify your agreement to these amendments by returning a signed copy of this letter to Carol Hinton in the Greenville office at your earliest convenience.

                                                     Best regards,


                                                     /s/ James T. Wright

cc: Ms. Carol Hinton, Assistant General Counsel


ACCEPTED AND AGREED TO BY:
--------------------------


/s/ Pierre Monahan                         June 10, 2003
-----------------------------              -------------------------------------
             (name)                            (date)